      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2003
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)
                        --------------------------------
           New Mexico                                           85-0019030
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)
                                 Alvarado Square
                          Albuquerque, New Mexico 87158
                                 (505) 241-2700
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                        --------------------------------
                                 JOHN R. LOYACK
                Senior Vice President and Chief Financial Officer
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                 Alvarado Square
                          Albuquerque, New Mexico 87158
                               Tel: (505) 241-2700
                               Fax: (505) 241-2368
                             E-mail: jloyack@pnm.com

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                        --------------------------------
 It is respectfully requested that the Commission send copies of all orders, notices and communications to:

     CHARLES L. MOORE, ESQ.                        TIMOTHY MICHAEL TOY, ESQ.
     KELEHER & MCLEOD, P.A.                         PILLSBURY WINTHROP LLP
    414 Silver Avenue, S.W.                         One Battery Park Plaza
 Albuquerque, New Mexico 87103                   New York, New York 10004-1490
      Tel: (505) 346-4646                             Tel: (212) 858-1000
      Fax: (505) 346-1345                             Fax: (212) 858-1500
  E-mail: clm@keleher-law.com                 E-mail: ttoy@pillsburywinthrop.com
                        --------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

                        --------------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]_______

                         CALCULATION OF REGISTRATION FEE

================================================================  ============================  ==============================
                                                                  Proposed maximum aggregate              Amount of
       Title of each class of securities to be registered            offering price (1)(2)           registration fee(3)
----------------------------------------------------------------  ----------------------------  ------------------------------
Senior unsecured notes..........................................
Preferred stock.................................................
----------------------------------------------------------------  ----------------------------  ------------------------------
         Total                                                           $285,000,000                    $23,056.50
================================================================  ============================  ==============================

(1) Includes an indeterminate number or amount of senior unsecured notes and preferred stock as may from time to time be issued at indeterminate prices provided that in no event will the aggregate initial price of all senior unsecured notes and preferred stock sold under this registration statement exceed $285,000,000. Also includes such additional principal amount of senior unsecured notes, if any, issued with an original issue discount such that the aggregate initial offering price of all such senior unsecured notes discounted, together with the aggregate initial offering price of all such other securities registered and issued hereunder, will not exceed $285,000,000.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein will be used as a combined prospectus and will relate to an aggregate of $500,000,000 principal amount of securities, consisting of
     (a) the $285,000,000 aggregate principal amount of securities being registered hereby and (b) $215,000,000 aggregate principal amount of securities that are as yet unsold that previously were registered under the Company's Registration Statement on Form S-3 (No. 333-53367) that was initially filed with the Commission on May 22, 1998. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-53367, which shall become effective concurrently with this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Public Service Company of New Mexico may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 12, 2003

PROSPECTUS

                                  $500,000,000

                            PUBLIC SERVICE COMPANY OF
                                   NEW MEXICO

                             SENIOR UNSECURED NOTES

                                       AND

                                 PREFERRED STOCK

         We may offer from time to time up to an aggregate of $500,000,000 of our securities. We will provide specific terms of our securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

         We may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any offering of these securities, including any underwriting arrangements. See also "Plan of Distribution" on page 16 of this prospectus.

         Our principal executive offices are located at Alvarado Square, Albuquerque, New Mexico, 87158 and our telephone number is (505) 241-2700.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is _________, 2003.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell the securities or combinations of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer any of the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or with our other SEC filings incorporated by reference in the registration statement.

         Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "PNM", "we", "our", "us", or similar references mean Public Service Company of New Mexico and all of its subsidiaries.

                      PUBLIC SERVICE COMPANY OF NEW MEXICO

         We are a public service company that was organized under the laws of the State of New Mexico on May 9, 1917. We are a public utility primarily engaged in the generation, transmission, distribution, sale and marketing of electricity and in the transmission, distribution and sale of natural gas within the State of New Mexico.

         Our utility operations include electric services and gas services. Electric services consist of the distribution, transmission and generation of electricity for retail electric customers in New Mexico. Gas services include the transportation and distribution of natural gas to end users. Our wholesale operations consist of the generation and sale of electricity into the wholesale market based on three product lines which are long-term contracts, forward sales and short-term sales.

         Upon the completion of a one-for-one share exchange between us and PNM Resources, Inc. on December 31, 2001, we became a wholly owned subsidiary of PNM Resources, Inc.

         Our executive offices are located at Alvarado Square, Albuquerque, New Mexico 87158, and our telephone number is (505) 241-2700.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and other reports and other information with the SEC. These SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We also maintain a website at www.pnm.com. Information contained on our website does not constitute part of this prospectus.

                           INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" into this prospectus the information we file separately with it, which means we may disclose important information by referring you to those other documents. The information we incorporate by reference is considered to be part of this prospectus. Any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we sell all of these securities will automatically update, replace and supersede the information contained in this prospectus and in previously filed documents incorporated by reference in this prospectus. This prospectus incorporates by reference those future filings as well as the following documents that we have filed previously with the SEC:

- Annual Report on Form 10-K for the year ended December 31, 2002, as updated by financial information included in the Current Report on Form 8-K filed June 12, 2003.

-        Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

- Current Reports on Form 8-K dated April 10, 2003, April 22, 2003, May 29, 2003 and June 12, 2003.

         You may request a copy of any of these this filings at no cost by writing or telephoning us at the following address:

                  Public Service Company of New Mexico
                  c/o PNM Resources, Inc.
                  Investor Relations
                  Alvarado Square
                  Albuquerque, New Mexico 87158
                  (505) 241-2477

         You should rely only on the information contained in, or incorporated by reference in, this prospectus and any prospectus supplement. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities or soliciting offers to buy these securities in any state where the offer or solicitation is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows our ratio of earnings to fixed charges for the periods indicated:

                                                                                    Three Months
                             Year Ended December 31,                                  Ended
2002            2001            2000            1999            1998               March 31, 2003
2.13            3.65            3.05            2.40            2.19                    1.64

                   RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

                  The following table shows our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

                                                                                   Three Months
                             Year Ended December 31,                                   Ended
2002            2001            2000            1999            1998               March 31, 2003
2.12            3.63            3.03            2.38            2.18                    1.63

                                 USE OF PROCEEDS

         Except as may otherwise be set forth in a prospectus supplement, the proceeds from the sale of these securities may be used to retire outstanding debt, to finance a portion of our capital expenditures and for other general corporate purposes.

                      DESCRIPTION OF SENIOR UNSECURED NOTES

         GENERAL

         The following description sets forth certain general terms and provisions of our senior unsecured notes, or SUNs. When we offer SUNs in the future, a prospectus supplement will explain the particular terms of those SUNs, and the extent to which any of these general provisions will not apply.

         The SUNs will be our unsecured and unsubordinated obligations ranking equally with all of our existing and future unsecured and unsubordinated obligations. We may issue the SUNs from time to time in one or more series, under the indenture dated as of August 1, 1998 between us and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (Trustee). This indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the Indenture.

         We have summarized selected provisions of the Indenture below. You should read this summary together with the Indenture and the officer's certificates or other documents establishing the SUNs for a complete understanding of the provisions that may be important to you. You should also read this prospectus and any applicable prospectus supplement before you make any investment decision. The following descriptions of the SUNs and the Indenture are qualified by reference to the Indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part. References to certain sections of the Indenture are included in parentheses. Whenever particular provisions or defined terms in the Indenture are referred to under this "Description of Senior Unsecured Notes," such provisions or defined terms are incorporated by reference herein. The Indenture is qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the SUNs.

         The prospectus supplement relating to any series of SUNs being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

-        the title of the SUNs;

-        the total principal amount of the SUNs;

- the date or dates on which the principal of the SUNs will be payable and how it will be paid;

- the rate or rates at which the SUNs will bear interest, if any, and how the rate or rates will be determined;

- the date or dates from which interest on the SUNs will accrue, the interest payment dates on which interest will be paid, and the record dates for the interest payments;

- the right, if any, to extend the interest payment periods for the SUNs and the duration of the extension;

-        the place or places where payments will be made;

- whether we have the option to redeem the SUNs and, if so, the terms of our redemption option;

- any sinking fund or other provisions or options held by holders of the SUNs that would obligate us to repurchase or otherwise redeem the SUNs;

-        if the SUNs will be issued in denominations other than $1,000;

- any index or formula used for determining principal, premium or interest;

- the currency in which payments will be made if other than United States dollars, and the manner of determining the equivalent of those amounts in United States dollars;

- if payments may be made on any of the SUNs, at our election or at the holder's election, in a currency other than that in which the SUNs are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

- the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

- if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

- whether the provisions described under "Discharge, Defeasance and Covenant Defeasance" will apply to the SUNs;

- whether the SUNs will be issuable as global securities and, if so, the securities depositary;

- any changes or additions to the events of default under the Indenture or changes or additions to our covenants under the Indenture; and

- any other terms of the SUNs not inconsistent with the terms of the Indenture.

(See Section 3.01)

         All SUNs of any one series will be substantially identical except as to denomination and except as may otherwise be determined in the manner provided for in the Indenture. (See Section 3.01)

         The SUNs are not secured by any property or assets and represent our unsecured debt obligations. As discussed below under " - Restrictions on Liens and - Restrictions on Sale and Lease-Back Transactions," the Indenture contains certain limitations on our ability to create liens and enter into sale and leaseback transactions. Such limitations do not afford holders of the SUNs protection in the event of a highly leveraged or other transaction involving us that may adversely affect the holders of the SUNs. The Indenture does not limit our ability to pay dividends or limit our ability to incur other unsecured and unsubordinated debt ranking equally with all of our existing and future unsecured and unsubordinated obligations. However, debt to capital requirements in certain of our financial instruments and regulatory agreements would limit the amount of additional debt we could issue.

         SUNs may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations which may apply to SUNs sold at an original issue discount or denominated in a currency other than United States dollars.

         GLOBAL SUNS

         We may issue some or all of the SUNs as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global securities. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

         As long as the securities depositary or its nominee is the registered holder of a global security representing SUNs, that person will be considered the sole owner and holder of the global security and the SUNs it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

- may not have the global security or any of the SUNs it represents registered in their names;

- may not receive or be entitled to receive physical delivery of certificated SUNs in exchange for the global security; and

- will not be considered the owners or holders of the global security or any of the SUNs it represents for any purposes under the SUNs or the Indenture.

         We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

         Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing SUNs is issued, the securities depositary will credit on its book entry, registration and transfer system the principal amounts of SUNs the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

-        the securities depositary, with respect to participants' interests; and

- any participant, with respect to interests the participant holds on behalf of other persons.

         Payments to owners of beneficial interests held through participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing SUNs, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

-        PNM;

-        the Trustee; or

-        an agent of either of them.

         REDEMPTION

         We will set forth any terms for the redemption of the SUNs in a prospectus supplement. Unless we indicate differently in a prospectus supplement, the SUNs will be redeemable upon notice by mail to the holders between 30 and 60 days prior to the redemption date. If less than all of the SUNs of any series are to be redeemed, the Trustee will select the SUNs to be redeemed. In the absence of any provision for selection, the Trustee will choose a method of random selection that it deems fair and appropriate. (See Sections
11.03 and 11.04)

         The SUNs will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once the SUNs are surrendered for redemption. (See Section 11.06) If only part of a SUN is redeemed, the Trustee will deliver to you a new SUN of the same series for the remaining portion without charge. (See Section 11.07)

         We may make any redemption, at our option, conditional upon the receipt by the paying agent or agents, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent or agents have not received the money by the date fixed for redemption, we will not be required to redeem the SUNs. (See Section 11.04)

         PAYMENT

         Except as may be provided in the prospectus supplement, interest, if any, on each SUN payable on each interest payment date will be paid to the person in whose name the SUN is registered as of the close of business on the regular record date for the interest payment date. Interest payable at maturity, however, will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any SUN, the defaulted interest may be paid to the holder of that SUN as of the close of business on a date to be fixed by the Trustee, which will be between 10 and 15 days prior to the date we proposed for payment of the defaulted interest, or in any other manner permitted by any securities exchange on which that SUN may be listed, if the Trustee finds it practicable. (See Section 3.07)

         REGISTRATION OF TRANSFER AND EXCHANGE

         Unless otherwise specified in a prospectus supplement, the transfer of the SUNs may be registered, and the SUNs may be exchanged for other SUNs of the same series, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee. We may change the place for registration of transfer and exchange of the SUNs and may designate additional places for registration and exchange. Unless otherwise provided in the prospectus supplement, no service charge will be made for any transfer or exchange of the SUNs. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of:

- any SUN during a period of 15 days prior to giving any notice of redemption; or

- any SUN selected for redemption except the unredeemed portion of any SUN being redeemed in part.

(See Section 3.05)

         RESTRICTIONS ON LIENS

         The Indenture provides that so long as any SUNs are outstanding, we will not issue, assume, or guarantee any Debt (as defined below) secured by any mortgage, security interest, pledge, or lien (Mortgage) of or upon any of our stock or on any Operating Property (as defined below), owned as of the date of the Indenture or thereafter acquired, without also securing the outstanding SUNs (so long as the other Debt is so secured) equally and ratably with the Debt.

         This limitation does not apply in the case of any Debt secured by:

- Mortgages on any property or shares of stock existing at the time we acquired them;

- Mortgages on any property or shares of stock of an entity with which we consolidated or merged or which transfers or leases all or substantially all of its properties to us;

- Mortgages on any property to secure all or part of the cost of acquiring, constructing, developing, or substantially repairing, altering, or improving the property, or to secure indebtedness incurred to provide funds for any of these purposes or for the reimbursement of funds previously expended for any of these purposes if created within a certain period;

- Mortgages in favor of the United States of America or any State thereof, or any department, agency, or instrumentality or political subdivision of the United States of America or any State thereof, or for the benefit of holders of securities issued by any such entity, to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing or substantially repairing, altering, or improving the property subject to such Mortgages;

- Mortgages on any property (x) which, at any time subsequent to January 1, 1985 through the date of the Indenture, was leased to us, or (y) pursuant to the terms of any lease to us in effect at any time subsequent to January 1, 1985 through the date of the Indenture, title to which would not have been vested in us (assuming that the lease remained in effect on the date of determination as the lease was in effect immediately prior to the date of the Indenture);

- the extension, renewal or replacement of any Mortgage referred to above; provided, however, that the principal amount of Debt so secured and not otherwise authorized by the previous clauses, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, or replacement, so secured at the time of such extension, renewal, or replacement.

         Notwithstanding the foregoing, so long as any SUNs are outstanding, we may issue, assume, or guarantee Debt, or permit to exist Debt, secured by mortgages which would otherwise be subject to the foregoing restrictions up to an aggregate principal amount that, together with the principal amount of all of our other Debt, secured by mortgages (other than mortgages permitted by the Indenture that would otherwise be subject to the foregoing restrictions) and the Value (as defined below) of all Sale and Lease-

Back Transactions (as defined below) in existence at such time (other than certain Sale and Lease-Back Transactions specified in the Indenture), does not exceed at the time the greater of ten percent (10%) of Net Tangible Assets (as defined below) or ten percent (10%) of Capitalization (as defined below).

(See Section 10.05)

         RESTRICTIONS ON SALE AND LEASE-BACK TRANSACTIONS

         The Indenture provides that so long as any SUNs are outstanding, we will not enter into any Sale and Lease-Back Transaction with respect to any Operating Property if the commitment by the purchaser was obtained more than 18 months after the later of (i) the completion of the acquisition, construction, or development of the Operating Property or (ii) the placing in operation of the Operating Property or of the Operating Property as constructed, developed, or substantially repaired, altered, or improved, unless:

- we are entitled pursuant to the Indenture to issue, assume, or guarantee Debt secured by a mortgage on such Operating Property without equally and ratably securing the SUNs; or

- we are entitled pursuant to the Indenture, after giving effect to the Sale and Lease-Back Transaction, to incur $1.00 of additional Debt secured by mortgages; or

-        we apply or cause to be applied:

                  - in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof (but not in excess of the net book value of the Operating Property at the date of sale or transfer), or,

                  - in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value (as determined by our board of directors) of the Operating Property so leased, to the retirement, within 180 days after the effective date of the Sale and Lease-Back Transaction, of our Debt ranking senior to, or equally with, the SUNs. However, the amount to be applied to the retirement of Debt will be reduced by an amount equal to the principal amount, plus any premium or fee paid in connection with any redemption in accordance with the terms of Debt voluntarily retired by us within the 180-day period, excluding retirement pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

(Section 10.10)

         CERTAIN DEFINITIONS

         The term "Capitalization," as used above, means the total of all the following items appearing on, or included in, our consolidated balance sheet:
(i) liabilities for indebtedness maturing more than twelve (12) months from the date of determination; and (ii) any common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

         The term "Debt," as used above, means any outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities.

         The term "Net Tangible Assets," as used above, means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and other regulatory assets carried as an asset on our consolidated balance sheet; and (ii) appropriate adjustments, if any, on account of minority interests.

         The term "Operating Property," as used above, means (i) any interest in real property owned by us and (ii) any asset owned by us that is depreciable in accordance with generally accepted accounting principles.

         The term "Sale and Lease-Back Transaction," as used above, means any arrangement with any entity providing for the leasing to us of any Operating Property (except for temporary leases for a term, including any renewal thereof, of not more than forty-eight (48) months), which Operating Property has been or is to be sold or transferred by us to such entity; provided, however, Sale and Lease-Back Transaction shall not include any arrangement (i) first entered into prior to the date of the Indenture and (ii) involving the exchange of any Operating Property for any property subject to an arrangement specified in the preceding clause (i).

         The term "Value," as used above, means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds to us from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (2) the net book value of such property, as determined in accordance with generally accepted accounting principles by us at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

         RESTRICTIONS ON MERGERS AND SALE OF ASSETS

         Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

- the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our obligations on all SUNs and under the Indenture;

- immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

- we deliver to the Trustee, an officer's certificate and an opinion of counsel as to compliance with the foregoing.

(See Section 8.01)

         DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         The Indenture provides that we may be:

- discharged from our obligations, with certain limited exceptions, with respect to any series of SUNs, as described in the Indenture, such a discharge being called a "defeasance" in this prospectus; and

- released from our obligations under certain restrictive covenants especially established with respect to any series of SUNs, including the covenants described under "Restrictions on Liens" and

         "Restrictions on Sale-Leaseback Transactions" as described in the Indenture, such a release being called a "covenant defeasance" in this prospectus. (See Sections 13.02 and 13.03)

         We must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those SUNs on the maturity dates of those payments or upon redemption. (See Section 13.04)

         Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant SUNs in which holders of those SUNs might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. We urge investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws. (See Section 13.04)

         Under current United States federal income tax law, unless accompanied by other changes in the terms of the SUNs, a covenant defeasance should not be treated as a taxable exchange.

         MODIFICATION OF THE INDENTURE

         We and the Trustee may enter into one or more supplemental indentures without the consent of any holder of the SUNs for any of the following purposes:

- to evidence the assumption by any permitted successor of our covenants in the Indenture and in the SUNs;

- to add to our existing covenants or to surrender any of our rights or powers under the Indenture;

-        to add additional events of default;

- to change, eliminate, or add any provision to the Indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of the SUNs of any series in any material respect, that change, elimination, or addition will become effective only:

                  - when the consent of the holders of a majority in aggregate principal amount of the SUNs of that series has been obtained in accordance with the Indenture; or

                  - when no SUNs of the affected series remain outstanding under the Indenture;

-        to secure the SUNs;

- to establish the form or terms of the SUNs of any other series as permitted by the Indenture;

- to evidence and provide for the acceptance of appointment of a successor trustee;

- to provide for or facilitate the administration of the trusts by more than one Trustee;

- to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that the action does not adversely affect the interests of the holders of the SUNs of any series in any material respect.

(See Section 9.01)

         If the Trust Indenture Act of 1939 is amended after the date of the Indenture to require changes to the Indenture, the Indenture will be deemed to be amended so as to conform to that amendment of the Trust Indenture Act of 1939. We and the Trustee may, without the consent of any of the holders, enter into one or more supplemental indentures to evidence that amendment. (See
Section 9.01)

         The consent of the holders of a majority in aggregate principal amount of the SUNs of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of SUNs outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of the outstanding SUNs of all series that are directly affected will be required. No amendment or modification may:

- change the stated maturity of the principal of, or any installment of principal of or interest on, any SUN, or reduce the principal amount of any SUN or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any SUN, without the consent of the holder;

- reduce the percentage in principal amount of the outstanding SUNs of any series which consent is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

- modify certain provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the SUNs of any series, without the consent of the holder of each outstanding SUN affected thereby.

(See Section 9.02)

         A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of SUNs, or modifies the rights of the holders of the SUNs of one or more series, will not affect the rights under the Indenture of the holders of the SUNs of any other series. (See Section 9.02)

         The Indenture provides that the SUNs owned by us or anyone else required to make payment on the SUNs will be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (See Section 1.01)

         We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, in certain situations. If the record date is fixed, the holders of the outstanding SUNs of the relevant series on that record date, and no other holders, will be entitled to take or revoke the relevant action, whether or not those holders remain holders after that record date. No action, however, will be effective unless taken on or prior to the applicable expiration date by holders of the requisite principal amount of the outstanding SUNs of that series on that record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same SUNs and the holder of every SUN issued upon the registration of transfer of or in exchange of those SUNs. A transferee will be bound by our acts or those of the Trustee taken in reliance thereon, whether or not notation of that action is made upon that SUN. (See
Section 1.04)

         EVENTS OF DEFAULT

         "Event of default" when used in the Indenture with respect to any series of SUNs, means any of the following:

- failure to pay interest on any SUN of the applicable series for 60 days after it is due;

- failure to pay the principal of or premium on any SUN of the applicable series when due (whether at maturity or upon earlier redemption);

- failure to pay the deposit of any sinking fund payment, when and as due by the terms of the applicable series;

- failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of SUNs, that continues for 90 days after we receive written notice from the Trustee, or we and the Trustee receive a written notice from the holders of a majority in principal amount of the SUNs of such series; however, the Trustee or the Trustee and such holders can agree to an extension of the 90-day period and this extension will be automatic if we are diligently pursuing action to correct the default;

-        certain events in bankruptcy, insolvency or reorganization of PNM; or

- any other event of default provided with respect to the SUNs of that series.

(See Section 5.01).

         REMEDIES

         Acceleration of Maturity

         If an event of default with respect to any one series of SUNs occurs and continues, either the Trustee or the holders of a majority in principal amount of the outstanding SUNs of that series may declare the principal amount of all the SUNs of that series to be due and payable immediately. However, if the event of default is applicable to more than one series of SUNs, the Trustee or the holders of a majority in principal amount of all the outstanding SUNs of all series, considered as one class, and not the holders of any one series, may make a declaration of acceleration. (See Section 5.02)

         At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the event of default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

-        we have paid or deposited with the Trustee a sum sufficient to pay:

                  -        all overdue interest on all the SUNs of the series;

                  - the principal of and premium, if any, on any SUNs of the series which have otherwise become due and interest, if any, that is currently due;

                  - interest, if any, on overdue interest (to the extent lawful); and

                  -        all amounts due to the Trustee under the Indenture;
                           and

- any other event of default with respect to the SUNs of that series has been cured or waived as provided in the Indenture.

(See Section 5.02)

         The holders of a majority in principal amount of the outstanding SUNs of any series may on behalf of the holders of all the SUNs of that series waive any past default under the Indenture with respect to that series and its consequences, except a default (i) in the payment of the principal of or any premium or interest on any SUN of that series, or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding SUN of the series affected. However, if a default occurs and continues with respect to more than one series of SUNs, the holders of a majority in aggregate principal amount of the outstanding SUNs of all such series, considered as one class, has the right to waive the default, and not the holders of the SUNs of any one such series. Upon any waiver, the default ceases to exist, and any and all events of default arising therefrom is deemed to have been cured, for every purpose of the Indenture; but no waiver will extend to any subsequent or other default or impair any right consequent thereon. (See Section 5.13)

         Right to Direct Proceedings

         If an event of default with respect to any series of SUNs occurs and continues, the holders of a majority in principal amount of the outstanding SUNs of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the SUNs of that series. However, if an event of default occurs and continues with respect to more than one series of SUNs, the holders of a majority in aggregate principal amount of the outstanding SUNs of all such series, considered as one class, have the right to make the direction, and not the holders of the SUNs of any one of such series and that (i) such direction will not be in conflict with any rule of law or with the Indenture; (ii) the Trustee may take any other action deemed proper by the Trustee and not inconsistent with direction, and (iii) subject to the provisions of the Indenture the Trustee will have the right to decline to follow any direction if the Trustee in good faith determines that the proceeding so directed would involve the Trustee in personal liability. (See Section 5.12)

         Limitation on Right to Institute Proceedings

         No holder of SUNs of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

- the holder has previously given to the Trustee written notice of a continuing event of default;

- the holders of a majority in aggregate principal amount of the outstanding SUNs of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made a written request to the Trustee, and have offered reasonable indemnity to the Trustee to institute proceedings; and

- the Trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of the holders during that period.

(See Section 5.07)

         No Impairment of Right to Receive Payment

         The limitations on the right to institute proceedings, however, do not apply to a suit by a holder of a SUN for payment of the principal of or premium, if any, or interest if any, on that SUN on or after the applicable due date. (See Section 5.08)

         Annual Notice to Trustee

         We will provide to the Trustee an annual statement by an appropriate officer as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the Indenture. (See Section 10.04)

         NOTICES

         Notices to holders of the SUNs will be given by mail to the holders at the addresses that appear in the security register. (See Section 1.06)

         TITLE

         We, the Trustee, and any of our agents or the agents of the Trustee, may treat the person in whose name the SUNs are registered as the absolute owner thereof, whether or not such SUNs may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (See
Section 3.08)

         GOVERNING LAW

         The Indenture and the SUNs are governed by, and construed in accordance with, the laws of the State of New York. (See Section 1.12)

         REGARDING THE TRUSTEE

         The Trustee is JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank. In addition to acting as Trustee, JPMorgan Chase Bank acts, and may act, as trustee under our and our affiliates' other various indentures and trusts. JPMorgan Chase Bank also participates in our revolving credit facility and affiliates of JPMorgan Chase Bank are lessors with respect to three of our leases relating to the sale and leaseback of portions of Unit 1 and Unit 2 of the Palo Verde Nuclear Generating Station.

         The Trustee may resign at any time by giving us written notice or be removed at any time by an act of the holders of a majority in principal amount of any series of SUNs then outstanding delivered to the Trustee and PNM. In addition, provided that no event of default has occurred or is continuing, we may appoint a new trustee upon delivering to the Trustee, a resolution of our board of directors appointing a successor trustee and the successor's acceptance of our appointment. In this case, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. In any event, the resignation or removal of the Trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by a successor trustee. (See Section 6.10)

         The Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and continues. In case an event of default occurs and continues, the Trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. (See Section 6.01)

                         DESCRIPTION OF PREFERRED STOCK

         The following descriptions of our capital stock and the relevant provisions of our Restated Articles of Incorporation and By-Laws are summaries and are qualified by reference to our Restated Articles of Incorporation and By-Laws which have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part. The following also summarizes certain applicable provisions of the New Mexico Business Corporation Act and the New Mexico Public Utility Act and those summaries are qualified by reference to those Acts.

         OUR CAPITAL STOCK, GENERALLY

         Our authorized capital stock consists of 10,000,000 shares of preferred stock, without par value, issuable in series from time to time, and 40,000,000 shares of common stock, without par value. As of May 31, 2003, our only series of outstanding preferred stock is our Cumulative Preferred Stock, 1965 Series, 4.58%, of which 128,000 shares are outstanding. All of our common stock is currently held by PNM Resources.

         PREFERRED STOCK

         Our board of directors is authorized by resolution to provide from time to time for the issuance of shares of preferred stock in series and to fix, from time to time before issuance, the designation, preferences, privileges and voting powers of the shares of each series of preferred stock and its restrictions or qualifications, limited to the following:

- the serial designation, authorized number of shares and the stated value;

- the dividend rate, if any, the date or dates on which the dividends will be payable, and the extent to which the dividends may be cumulative;

- the price or prices at which shares may be redeemed, and any terms, conditions and limitations upon any redemption;

- the amount or amounts to be received by the holders in the event of dissolution, liquidation, or winding up of our assets;

- any sinking find provisions for redemption or purchase of shares of any series;

- the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of other series of preferred stock of the corporation, but may not be converted into, or exchanged for, shares of our common stock;

- the voting rights, if any, for the shares of each series, limited to circumstances when:

         -        we fail to pay dividends on the applicable series; and

         - when a proposed amendment to our Restated Articles of Incorporation would have an adverse impact on the rights and privileges of our preferred stockholders.

         The holders of our preferred stock do not have a preemptive right to acquire authorized but unissued shares, securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by our board of directors.

         A prospectus supplement will describe the terms of any preferred stock being offered, including whether the preferred stock will be listed on any securities exchange.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Statements made in this prospectus and other documents we file with the SEC that relate to future events or our expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and estimates and we assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, we caution investors not to place undue reliance on these statements. Factors that could cause actual results to differ, and that will affect our future financial condition, cash flow and operating results include interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect us and that could cause actual results to differ from those expressed or implied by our forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and also our current and future Current Reports on Form 8-K, filed with the SEC.

                              PLAN OF DISTRIBUTION

         We may sell the securities offered pursuant to this prospectus in one or more series in any of three ways: (1) through underwriters or dealers; (2) through agents; or (3) directly to a limited number of purchasers or to a single purchaser.

         THROUGH UNDERWRITERS OR DEALERS

         If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at the initial public offering price or at varying prices determined at the time of the sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more managing underwriters. The underwriter or underwriters with respect to offered securities will be named in the prospectus supplement relating to the offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to some conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

         THROUGH AGENTS

         Offered securities may be sold through agents designated by us from time to time. A prospectus supplement will set forth the name of any agent involved in the offer or sale of the offered securities for which the prospectus supplement is delivered as well as any commissions that we will pay to that agent. Unless otherwise indicated in the prospectus supplement, that agent will be acting on a reasonable best efforts basis for the period of its appointment.

         DIRECTLY

         We may sell the offered securities directly to one or more purchasers. In this case, no underwriters or agents would be involved.

         GENERAL INFORMATION

         The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

-        the name or names of any underwriters, dealers or agents;

- the purchase price of the offered securities and the proceeds to us from their sale;

- any underwriting discounts, agents' commissions and other items constituting underwriting compensation;

-        any initial public offering price; and

-        any discounts or concessions allowed or reallowed or paid to dealers.

         Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If so indicated in the prospectus supplement with respect to the offered securities, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the offered securities from us at the initial public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to the conditions set forth in the prospectus supplement, which will also set forth the commission payable for solicitation of the contracts.

         Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribution by us with respect to payments which those agents, underwriters and dealers may be required to make in respect thereof.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from the Company's Current Report on Form 8-K dated June 12, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion and include explanatory paragraphs referring to the realignment of segments for financial reporting purposes and its adoption of EITF 02-3, Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities).

         The financial statement schedules of the Company incorporated by reference in this prospectus from the Company's Annual Report on Form 10-K (as updated by the Company's Current Report on Form 8-K dated June 12, 2003) have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report which is incorporated herein by reference.

         The aforementioned reports have been so incorporated and included in reliance upon such firm given their authority as experts in accounting and auditing.

         With respect to the unaudited interim financial information for the periods ended March 31, 2003 and 2002, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information (which review report includes an explanatory paragraph related to the Company's adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations). Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities
Act.

                                    VALIDITY

         The validity of the offered securities will be passed upon for us by Keleher & McLeod, P.A., Albuquerque, New Mexico, and, for any underwriters, dealers or agents by Pillsbury Winthrop LLP, New York, New York. In giving their opinions, Keleher & McLeod, P.A. may rely as to all matters of New York law upon the opinion of Pillsbury Winthrop LLP and Pillsbury Winthrop LLP may rely as to all matters of New Mexico law upon the opinion of Keleher & McLeod, P.A. Pillsbury Winthrop LLP has rendered, and may in the future render, legal services to us and our affiliates.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    SEC Filing Fees..........................................       $ 23,057
    Printing and Engraving Expenses*.........................          5,000
    Accounting Fees and Expenses*............................         15,000
    Legal Fees and Expenses*.................................        100,000
    Fees and Expenses of Trustee*............................          2,000
    Transfer Agent and Registrar Fees*.......................         10,000
    Rating Agency Fees*......................................         40,000
    Miscellaneous*...........................................          2,943
                                                                    --------

           Total Expenses*...................................       $198,000
                                                                    ========

--------------------
*  Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 7 of Article II of Public Service Company of New Mexico's Bylaws contains the following provisions with respect to indemnification of directors and officers:

                  Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.

                  Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if: (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in its best interests; and (b) in all other cases, that the person's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute and
(2) additional power to indemnify and
to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

                  Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise. PNM has entered into agreements with each director and officer which provide for indemnification of directors and officers to the fullest extent permitted by law including advancement of litigation expenses where appropriate. The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

                  Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of PNM out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 16.  EXHIBITS.

Exhibit No.                                            Description of Exhibit
-----------                                            ----------------------
1.1**              Form of Underwriting Agreement for Senior Unsecured Notes.

1.2**              Form of Underwriting Agreement for Preferred Stock.

3.1*               Restated Certificate of Incorporation of Public Service Company of New Mexico dated May 31, 2002
                   (Exhibit 3.1.1 to PNM Resources, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June
                   30, 2002 in File No. 1-6986).

3.2*               Bylaws of Public Service Company of New Mexico as adopted and amended May 31, 2002 (Exhibit
                   3.1.2 to Public Service Company of New Mexico's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 in File No. 1-6986).

4.1                Indenture for Senior Notes, dated as of August 1, 1998, between Public Service Company of New
                   Mexico and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank.

4.2**              Form of Supplemental Indenture establishing Senior Unsecured Notes (with form of note attached).

5.1                Opinion of Keleher & McLeod, P.A., counsel for Public Service Company of New Mexico.

5.2                Opinion of Pillsbury Winthrop LLP.

12.1               Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

12.2               Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
                   Stock Dividends.

15                 Letters regarding unaudited interim financial information.

23.1               Consent of Deloitte & Touche LLP.

23.2               Consent of Keleher & McLeod, P.A. (included in Exhibit 5.1).

23.3               Consent of Pillsbury Winthrop LLP (included in Exhibit 5.2).

24                 Power of Attorney is contained on the signature page of this registration statement.

25                 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank,
                   to act as Trustee for the Senior Unsecured Notes.

------------------
*Incorporated herein by reference as indicated.

**To be filed by an amendment or pursuant to a report to be filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable.

ITEM 17.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
         Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on June 12, 2003.

                                              PUBLIC SERVICE COMPANY OF NEW
                                                MEXICO

                                              By: /s/ Jeffry E. Sterba
                                                 -------------------------------
                                                  Jeffry E. Sterba
                                                  Chairman, President and
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jeffry E. Sterba, John
R. Loyack and Robin Lumney, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                         Title                                    Date
       ---------                         -----                                    ----
/s/ Jeffry E. Sterba          Chairman, President and Chief                   June 12, 2003
  Jeffry E. Sterba            Executive Officer; Director
                              (Principal Executive Officer)

/s/ John R. Loyack            Senior Vice President and Chief                 June 12, 2003
  John R. Loyack              Financial Officer; Director
                              (Principal Financial Officer)

/s/ Robin Lumney              Vice President, Controller and                  June 12, 2003

   Robin Lumney               Chief Accounting Officer
                              (Principal Accounting Officer)

/s/ Alice A. Cobb                     Director                                June 12, 2003
   Alice A. Cobb

/s/ Roger J. Flynn                    Director                                June 12, 2003
   Roger J. Flynn

/s/ Max H. Maerki                     Director                                June 12, 2003
   Max H. Maerki

/s/ Edward Padilla Jr.                Director                                June 12, 2003
   Edward Padilla Jr.

/s/ William Real                      Director                                June 12, 2003
   William Real

                                  EXHIBIT INDEX

Exhibit
Number                                                Description of Exhibits
-------                                               -----------------------
4.1                Indenture for Senior Notes, dated as of August 1, 1998, between Public Service Company of New
                   Mexico and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank.

5.1                Opinion of Keleher & McLeod, P.A., counsel for Public Service Company of New Mexico.

5.2                Opinion of Pillsbury Winthrop LLP.

12.1               Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

12.2               Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
                   Stock Dividends.

15                 Letters regarding unaudited interim financial information.

23.1               Consent of Deloitte & Touche LLP.

23.2               Consent of Keleher & McLeod, P.A. (included in Exhibit 5.1).

23.3               Consent of Pillsbury Winthrop LLP (included in Exhibit 5.2).

24                 Power of Attorney is contained on the signature page of this registration statement.

25                 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank,
                   to act as trustee for the Senior Unsecured Notes.